SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2001

GRANITE CONSTRUCTION INCORPORATED

Delaware (State of Incorporation)	1-12911 (Commission File Number)	#77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
Telephone: (831) 724-1011

Item 5. Other Events.

      On July 1, 2001, Granite Construction Incorporated (the “Registrant”) acquired Halmar Builders of New York, Inc., a New York corporation (“Halmar”), under the terms of a stock purchase agreement whereby Registrant acquired 100 percent of Halmar’s outstanding Common Stock at a purchase price of approximately $19 million. A copy of the press release issued by the Registrant on July 2, 2001 concerning the foregoing transaction is filed herewith as Exhibit 20.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

20.1	Press Release of Registrant, dated July 2, 2001, announcing the closing of Registrant’s acquisition of Halmar.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2001	GRANITE CONSTRUCTION INCORPORATED

	By:	/s/ MICHAEL FUTCH

Michael Futch Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

20.1	Press Release of Registrant, dated July 2, 2001, announcing the closing of Registrant’s acquisition of Halmar.

2